Exhibit 99.1

GrowGeneration Prepares to Enter Mississippi’s Medical Cannabis Market

Mississippi To Become GrowGen’s 13th State with Locations

DENVER, April 27, 2021 /PRNewswire/ – GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) the nation’s largest chain of specialty hydroponic and organic garden centers, today announced it has signed a lease in Jackson, Mississippi, for the future site of a state-of-the-art GrowGen garden center. This will be the Company’s first location in the state of Mississippi, with 40,000 square feet of warehouse and showroom space, and will feature indoor vertical farming and controlled environment agriculture. Importantly, the opening of GrowGen’s newest location will coincide with the implementation of Mississippi’s new medical cannabis program, approved by voters in November.

“Mississippi is exactly the kind of new and emerging cannabis market GrowGen is looking to enter,” said Darren Lampert, GrowGeneration’s CEO. “With unlimited licenses to grow, allowance of out-of-state residents to apply for medical cards, and acceptance of out-of-state medical cards, Mississippi is positioned to serve the needs of its residents and those of its surrounding states, creating a ‘gateway’ to the South for medical cannabis.”

Continued Lampert, “With the implementation of the state’s medical cannabis program, we expect an influx of new license holders in need of hydroponic grow supplies and expertise from grow professionals to help them set up successful operations. GrowGen’s supplies, services and staff are simply unmatched, and we look forward to quickly establishing ourselves as the leading hydroponics retailer in the state.”

“Additionally, indoor controlled environment agriculture represents an opportunity for Mississippi and the Delta Region to apply vertical gardening for food agriculture. Our 40,000-square foot garden center will be the first of many in Mississippi. We expect to employ dozens of residents as we build our team of Mississippi Grow Pros.”

For more information about GrowGen, or to locate its stores, please visit www.growgeneration.com.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 53 stores, which include 8 locations in Colorado, 18 locations in California, 2 locations in Nevada, 1 location in Arizona, 2 locations in Washington, 7 locations in Michigan, 1 location in Rhode Island, 5 locations in Oklahoma, 2 locations in Oregon, 5 locations in Maine, 1 location in Florida and 1 location in Massachusetts. GrowGen also operates an online superstore for retail and craft growers at growgeneration.com, and a commercial ERP platform, Agron.io Powered by GrowGen, for large commercial growers. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major states in the U.S. and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the U.S. By 2025, the global hydroponics system market is estimated to reach approximately $16 billion.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Company Inquiries:

GrowGeneration Corp.

610-216-0057

michael@growgeneration.com

Investor Contact:

John Evans

GrowGeneration

john.evans@growgeneration.com

415-309-0230

Press Contact:

Lisa Weser

Trailblaze

lisa@trailblaze.co

Connect:

Website: www.GrowGeneration.com

Instagram: growgen

Facebook: GrowGenerationCorp

Twitter: @GrowGenCorp

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